Exhibit 99.1

Footnotes to Form 4

(1) The shares of Common Stock were sold in connection with a public offering of the Common Stock of the Issuer pursuant to the prospectus supplement dated April 6, 2022, and accompanying registration statement on Form S-1 (File No. 333-259142). The shares were sold at a price per share equal to the public offering price, net of underwriting discounts and commissions.

(2) Represents securities held directly by Cypress Investor Holdings, L.P. (“Cypress Investor”). Cypress Investment GP, LLC (“Cypress GP”) is the general partner of Cypress Investor. Advent International Corporation (“Advent”) is the managing member of Cypress GP. Cypress Investor is beneficially owned by Advent International GPE VIII Limited Partnership (“Advent International VIII”), Advent International GPE VIII-A Limited Partnership (“Advent International VIII-A”), Advent International GPE VIII-B-1 Limited Partnership (“Advent International VIII-B-1”), Advent International GPE VIII-B-2 Limited Partnership (“Advent International VIII-B-2”), Advent International GPE VIII-B-3 Limited Partnership (“Advent International VIII-B-3”), Advent International GPE VIII-B Limited Partnership (“Advent International VIII-B”), Advent International GPE VIII-D Limited Partnership (“Advent International VIII-D”), Advent International GPE VIII-E Limited Partnership (“Advent International VIII-E”), Advent International GPE VIII-F Limited Partnership (“Advent International VIII-F”), Advent International GPE VIII-G Limited Partnership (“Advent International VIII-G”), Advent International GPE VIII-H Limited Partnership (“Advent International VIII-H”), Advent International GPE VIII-I Limited Partnership (“Advent International VIII-I”), Advent International GPE VIII-J Limited Partnership (“Advent International VIII-J” and together with Advent International VIII, Advent International VIII-B-1, Advent International VIII-B-2, Advent International VIII-B-3, Advent International VIII-B, Advent International VIII-D, Advent International VIII-F, Advent International VIII-H and Advent International VIII-I, the “Advent Luxembourg Funds”), Advent International GPE VIII-K Limited Partnership (“Advent International VIII-K”), Advent International GPE VIII-L Limited Partnership (“Advent International VIII-L” and together with Advent International VIII-A, Advent International VIII-E, Advent International VIII-G and Advent International VIII-K, the “Advent Cayman Funds”), Advent Partners GPE VIII Limited Partnership (“Advent Partners VIII”), Advent Partners GPE VIII-A Limited Partnership (“Advent Partners VIII-A”), Advent Partners GPE VIII Cayman Limited Partnership (“Advent Partners VIII Cayman”), Advent Partners GPE VIII-A Cayman Limited Partnership (“Advent Partners VIII-A Cayman”) and Advent Partners GPE VIII-B Cayman Limited Partnership (“Advent Partners VIII-B Cayman” and together with Advent Partners VIII, Advent Partners VIII-A, Advent Partners VIII Cayman and Advent Partners VIII-A Cayman, the “Advent Partners Funds”). The Advent Luxembourg Funds, the Advent Cayman Funds and the Advent Partners Funds have ownership interests in Cypress Investor, but none of the Advent Luxembourg Funds, the Advent Cayman Funds or the Advent Partners Funds has voting or dispositive power over any shares.

(3) Represents securities held directly by Advent International GPE VIII-C Limited Partnership (“Advent International VIII-C”). GPE VIII GP S.a.r.l (“Advent GP Luxembourg”) is the general partner of Advent International VIII-C. Advent International GPE VIII, LLC (“Advent Top GP”) is the manager of Advent GP Luxembourg. Advent is the manager of Advent Top GP.

(4) Represents securities held directly by GPE VIII CCC Co-Investment (Delaware) Limited Partnership (“GPE VIII CCC Co-Investment”). GPE VIII GP Limited Partnership (“Advent GP Cayman”) is the general partner of GPE VIII CCC Co-Investment. Advent Top GP is the general partner of Advent GP Cayman. Advent is the manager of Advent Top GP.

(5) Represents securities held by Sunley House Capital Master Fund Limited Partnership (“Sunley House Master Fund”). Sunley House Capital GP LP (“Sunley House GP LP”) is the general partner of Sunley House Master Fund, and Sunley House Capital Management LLC (“Sunley House Manager”) acts as investment manager to Sunley House Master Fund. Sunley House Capital GP LLC (“Sunley House GP LLC”) is the general partner of Sunley House GP LP. Advent is the sole member of both Sunley House GP LLC and Sunley House Manager. Investors in the Sunley House Master Fund invest in one or more of the following feeder funds: Sunley House Capital Fund LP, Sunley House Capital Limited Partnership, Sunley House Capital Fund Ltd. and Sunley House Capital Ltd. (collectively, the “Sunley House Feeder Funds”), which are the limited partners of the Sunley House Master Fund. The Sunley House Feeder Funds have ownership interests in the Sunley House Master Fund, but none of the Sunley House Feeder Funds owns shares of Common Stock directly and none has voting or dispositive power over the shares of Common Stock held directly by the Sunley House Master Fund.

(6) Each Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of its pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of any of the reported shares for purposes of Section 16 or any other purpose.